Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32453 of ChoicePoint Inc. on Form S-8 of our report dated June 27, 2008, appearing in this Annual Report on Form 11-K of ChoicePoint Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2007.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

June 27, 2008